SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Mark IV Industries, Inc.
               (Name of Registrant as Specified In Its Charter)
                               Richard L. Grenolds
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 1-11(c)(1)(ii), 14A (i) (1), or 14a 6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            ________________________________________________________________

      2.    Aggregate number of securities to which transaction applies:
            ________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 1-11: (1)

            ________________________________________________________________

      4.    Proposed maximum aggregate value of transaction:

            ________________________________________________________________

            Set forth the amount on which the filing fee is calculated and state how it was determined.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1.    Amount Previously Paid:

            2.    Form, Schedule or Registration Statement No.:

            3.    Filing Party:

            4.    Date Filed:





                           MARK IV INDUSTRIES, INC.
                        501 John James Audubon Parkway
                                 P.O. Box 810
                         Amherst, New York 14226-0810


____________________________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 21, 1998
____________________________________________________________________________


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mark IV Industries, Inc., a Delaware corporation ("Mark IV" or the "Company"), will be held at the Buffalo Marriott, 1340 Millersport Highway, Amherst, New York, on Tuesday, July 21, 1998, at 11:00 a.m., Eastern Daylight Savings Time, for the following purposes:

      1. To elect two Class II Directors to hold office until the 2001 Annual Meeting and until a successor has been elected and qualified.

      2. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on May 27, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

      Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.


                                          GERALD S. LIPPES
                                          Secretary



Dated:  May 29, 1998

                           MARK IV INDUSTRIES, INC.
                        501 John James Audubon Parkway
                                 P.O. Box 810
                         Amherst, New York 14226-0810

                        _______________________________

                                PROXY STATEMENT


      This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation, by the Board of Directors of Mark IV Industries, Inc., a Delaware corporation ("Mark IV" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Buffalo Marriott, 1340 Millersport Highway, Amherst, New York, on Tuesday, July 21, 1998, at 11:00 a.m., Eastern Daylight Savings Time, and at any adjournment or adjournments thereof. The close of business on May 27, 1998, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. On May 27, 1998, the Company had outstanding 59,144,317 shares of Common Stock, the holders of which are entitled to one vote per share. The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

      The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews and telephone by directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked, will be voted in accordance with the choices specified; where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as Directors of the persons named under the caption "Election of Directors." Since the proxy confers discretionary authority to vote upon other matters that properly may come before the Annual Meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies on any other matters that properly may be brought before the meeting.

      With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street names for customers have the authority to vote on certain items when they have not received instructions from the beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of Directors, without specific instructions from such customers. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote.

      The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised, by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

                                ELECTION OF DIRECTORS

      The By-laws of the Company provide that the Board of Directors shall consist of not less than three nor more than six Directors who shall be divided into three classes, with the term of one class expiring each year.
The Board of Directors is presently comprised of six members: William P. Montague and Joseph G. Donohoo, Class I Directors whose terms expire in 2000; Gerald S. Lippes and Herbert Roth, Jr., Class II Directors whose terms expire in 1998; and Sal H. Alfiero and Clement R. Arrison, Class III Directors whose terms expire in 1999. At the Annual Meeting of Stockholders in 1998, two Class II Directors shall be elected to hold office for a term expiring in 2001. Gerald S. Lippes and Herbert Roth, Jr. have been nominated by the Board of Directors for election as such Class II Directors. The Directors will be elected by a plurality of the votes cast at the meeting. Stockholders do not have cumulative voting rights with respect to the election of Directors.

      Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of Gerald S. Lippes and Herbert Roth, Jr., who are presently Directors and have previously been elected by the stockholders. If Messrs. Lippes and Roth should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other persons as the Board of Directors shall designate. The Board of Directors has no reason to believe that Messrs. Lippes and Roth will be unable or unwilling to serve if elected to office.

      The following information is provided concerning the Directors and the nominees for election as Class II Directors:

      SAL H. ALFIERO, age 60, has been Chairman of the Board and Chief Executive Officer of the Company since its incorporation. Mr. Alfiero serves as a Director of Phoenix Home Life Mutual Insurance Company and is also a Director of Marine Midland Bank. He holds a B.S. degree in Aeronautical Engineering from Rensselaer Polytechnic Institute and holds an M.B.A. degree from the Harvard Graduate School of Business Administration.

      WILLIAM P. MONTAGUE, age 51, has been employed by the Company since April 1972 and was elected President and a Director effective March 1, 1996. He was previously a Vice President of the Company since May 1974 and was elected Executive Vice President and Chief Financial Officer in March 1986. He holds both a B.S. degree in accounting and an M.B.A. degree from Wilkes University and is a certified public accountant. He is also a Director of Gibraltar Steel Corporation and Gleason Corp.

      GERALD S. LIPPES, age 58, has been general counsel, Secretary and a Director of the Company since its incorporation. He has been engaged in the private practice of law in Buffalo, New York, since 1965 and is a partner of the firm of Lippes, Silverstein, Mathias & Wexler LLP, Buffalo, New York. Mr. Lippes is also a Director of Gibraltar Steel Corporation.

      CLEMENT R. ARRISON, age 68, has been a Director of the Company since November 1976. He was President of the Company from 1976 until his retirement effective March 1, 1996. Mr. Arrison holds a B.S. degree in engineering from the University of Michigan and holds a professional engineering license.

      JOSEPH G. DONOHOO, age 79, has been a Director of the Company since its incorporation. He is Chairman of the Board of The Gibson Group, Inc. ("Gibson"), a marketer of paper board, and Chairman of the Board of Clinch River Corporation, a manufacturer of semi-chemical corrugating material. Clinch River is a majority owned subsidiary of Gibson.

      HERBERT ROTH, JR., age 69, has been a Director of the Company since September 1985, having been Chairman of the Board and Chief Executive Officer of LFE Corporation prior to its acquisition by Mark IV in July 1985. Mr. Roth also serves as a Director of Boston Edison Company; Phoenix Home Life Mutual Insurance Company; Landauer, Inc.; Tech/Ops Sevcon, Inc.; and Phoenix Total Return Fund, Inc., and is a Trustee of Phoenix Series Fund, Phoenix Multi Portfolio Fund, and The Big Edge Series Fund.


      The Board of Directors recommends a vote FOR the election of Messrs. Lippes and Roth as Class II Directors.



                   THE BOARD OF DIRECTORS AND ITS COMMITTEES


      During the fiscal year ended February 28, 1998, the Board of Directors held a total of ten meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.


Audit Committee

      The Board of Directors has a standing Audit Committee comprised of Messrs. Donohoo, Roth and Lippes. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management, the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of the independent auditors. The Audit Committee held three meetings during fiscal 1998.


Compensation Committee

      The Compensation Committee, which consists of Messrs. Donohoo and Roth, held one meeting during fiscal 1998. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior management personnel.

Other Committees

      The Board of Directors does not have a standing executive or nominating committee.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      The following table sets forth certain information regarding the Directors and executive officers of the Company.
                                                                  Term as
                                    Positions and Offices         Director
     Name                    Age    with the Company              Expires
------------------------     ---    ---------------------         -------

Sal H. Alfiero  ........      60    Chairman of the Board
                                     and Chief Executive Officer    1999
William P. Montague ....      51    President and Director          2000
Gerald S. Lippes*.......      58    Secretary and Director          1998
Clement R. Arrison......      68    Director                        1999
Joseph G. Donohoo ......      79    Director                        2000
Herbert Roth, Jr.*......      69    Director                        1998
Kurt J. Johansson.......      56    Senior Vice President            --
Giuliano Zucco..........      50    Vice President                   --
Richard F. Bing.........      51    Vice President                   --
John J. Byrne...........      49    Vice President and
                                     Chief Financial Officer         --
Frederic L. Cook........      51    Senior Vice President-
                                     Administration                  --
Richard L. Grenolds.....      48    Vice President and Chief
                                     Accounting Officer              --
Douglas J. Fiegel.......      50    Vice President, Financial
                                     Control & Reporting             --
Patricia A. Richert.....      47    Vice President and Chief
                                     Information Officer             --
Mark G. Barberio........      36    Treasurer                        --
Bruce A. McNiel **......      49    Senior Vice President            --

*     Nominee for Class II Director at fiscal 1998 Annual Meeting.
**    Resigned his position with the Company as of February 1, 1998.

      Recent business experience of the Directors is set forth above under "Election of Directors." Recent business experience of the executive officers who are not also Directors is as follows:

      KURT J. JOHANSSON was elected Senior Vice President of the Company in December 1994 and is President of the Company's Mark IV Automotive business segment, headquartered in Solvesborg, Sweden, with responsibility for its worldwide operations. Mr. Johansson has been employed by the Company since October 1990. Mr. Johansson studied at the School of Economics and Business Administration in Stockholm, Sweden, as well as at the Technical University in Gothenburg, Sweden.

      GIULIANO ZUCCO was elected Vice President of the Company in March 1997, and is Executive Vice President of the Company's Mark IV Automotive business segment. Mr. Zucco has been employed by the Company since January 1991 and is based in Turin, Italy. Mr. Zucco holds an Engineering degree and an M.B.A. degree from the University in Turin, Italy.

      RICHARD F. BING was elected Vice President of the Company in May 1997, and is President of Mark IV Industrial's Dayco Industrial Division, based in Miamisburg, Ohio. Mr. Bing has been employed by the Company since 1976, serving in various roles from Plant Manager of successively larger manufacturing facilities, to Director of Manufacturing, and Vice President - Materials Management and Procurement. He holds a B.S. degree in physical science from Rutgers University and is certified in production and inventory management.

      JOHN J. BYRNE has been employed by the Company since September 1973 and was elected Vice President and Chief Financial Officer in March 1996. He has been a Vice President since March 1986 and was elected Vice President - Finance of the Company in March 1988. He holds a B.S. degree in accounting from Pennsylvania State University and an M.B.A. degree from Canisius College.

      FREDERIC L. COOK was elected Senior Vice President - Administration in March 1988, and prior thereto, he had been Vice President - Finance of the Company since May 1986. Prior to joining the Company in 1986, Mr. Cook was a tax partner with the accounting firm of Coopers & Lybrand L.L.P., where he was employed for 19 years. He holds a B.S. degree in accounting from the Rochester Institute of Technology and is a certified public accountant.

      RICHARD L. GRENOLDS was elected Vice President and Chief Accounting Officer in July 1989. Prior to joining the Company in 1989, Mr. Grenolds was a general practice partner with the accounting firm of Coopers & Lybrand L.L.P., where he was employed for 17 years. He holds a B.S. degree in accounting from the Rochester Institute of Technology and is a certified public accountant.

      DOUGLAS J. FIEGEL was elected Vice President, Financial Control and Reporting in 1990. Prior to that he was the Company's Controller since joining the Company in 1986. He holds a B.B.A. degree in accounting from Niagara University and is a certified public accountant.

      PATRICIA A. RICHERT has been employed by the Company since 1973, and has been Vice President and Chief Information Officer since 1990. From August 1994 to August 1996, she was also Dayco's Vice President of Information Technology. She holds a B.S. degree in accounting from the University of Buffalo.

      MARK G. BARBERIO was elected Treasurer of the Company in August 1997. Mr. Barberio has been employed by the Company since 1985 serving in various accounting and finance roles, and in August 1995 was appointed Director-Global Treasury. He holds a B.S. degree in accounting from the Rochester Institute of Technology and an M.B.A. degree from the State University of New York at Buffalo.

      BRUCE A. MCNIEL resigned his position with the Company effective as of February 1, 1998. Prior to his resignation, Mr. McNiel served as a Senior Vice President of the Company and was President of the Company's Mark IV Industrial business segment. Mr. McNiel had been employed by Dayco since 1977, and prior to his appointment as President of Dayco in March 1993, served in numerous executive positions, including Executive Vice President of Sales and Marketing, and Senior Vice President of Finance and Administration.



                                      COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following Summary Compensation Table sets forth all compensation earned by the Company's Chief Executive Officer, and each of the Company's other four most highly compensated executive officers (the "Named Executive Officers"), for the
Company's fiscal year ended February 28, 1998.  Comparable information has been presented for each of the Company's two preceding fiscal years, except for information related to Mr. Zucco, who became an Executive Officer of the Company at the beginning of fiscal 1998.

                                                 SUMMARY COMPENSATION TABLE

                                          Annual Compensation                      Long-Term Compensation
                               -----------------------------------------    ---------------------------------
                                                                                      Awards          Payouts
                                                                            -----------------------  --------
                                                                            Restricted   Securities             All Other
Name and Principal     Fiscal                            Other Annual          Stock     Underlying    LTIP    Compensation
Position                Year   Salary (A)   Bonus(A)  Compensation(B)(C)    Awards (D)    Options    Payouts (E)(F)(G)(H)(I)
---------------------   -----   ---------  ----------  -----------------    ---------    ----------  -------- --------------

Sal H. Alfiero -
Chairman of the Board    1998    $750,000  $  375,000      $ 94,061              -         42,000       -       $502,710
 and Chief Executive     1997    $750,000  $1,150,000      $273,404              -           -          -       $541,827
  Officer                1996    $521,000  $  521,000      $ 60,631              -         55,125       -       $338,072

William P. Montague -
President and Director   1998    $500,000    $250,000      $  3,195              -         26,250       -       $183,936
                         1997    $500,000    $500,000      $ 59,465              -           -          -       $151,253
                         1996    $400,000    $400,000      $  1,526              -         38,587       -       $120,131

Kurt J. Johansson -
Senior Vice President    1998    $400,000    $200,000          -                 -         21,000       -       $190,000
                         1997    $375,000    $375,000          -                 -           -          -       $ 75,000
                         1996    $300,000    $187,500          -                 -         38,587       -       $ 68,850
Giuliano Zucco  -
 Vice President          1998    $375,000    $187,500          -                 -         21,000       -       $116,000

John J. Byrne -
Vice President and       1998    $255,000    $127,500      $     52              -         10,500       -       $ 47,916
 Chief Financial Officer 1997    $255,000    $255,000      $ 20,476              -           -          -       $ 55,817
                         1996    $196,000    $196,000      $    104          $ 44,678      16,536       -       $ 39,933

Bruce A. McNiel          1998    $320,800    $ 75,000          -                 -         21,000       -       $  5,600
Senior Vice President    1997    $325,000    $325,000          -                 -           -          -       $ 73,850
(Resigned effective
  February 1, 1998)      1996    $300,000    $187,500          -                 -         38,587       -       $ 68,850



Notes To Summary Compensation Table

(A)   The Company's Non-Qualified Deferred Compensation Arrangements (as defined in Note F below) enable participants to defer up to 100% of their current salary and/or cash bonus to be hypothetically invested for a pre-determined fixed period of time.  All deferred amounts are included in the amounts shown for "Annual Compensation" in the Summary Compensation Table for each of the years in which the compensation was earned.

(B)   Amounts for fiscal 1998 represent tax reimbursements paid to offset the tax effects of the Company's life insurance program and related compensation element under the rules of the Internal Revenue Code
      ("IRC").

(C)   The Company made temporary advances to certain of the Named Executive Officers during fiscal 1998, in accordance with its Executive Loan Program.  All such advances, and related interest expense, were paid-off by the Named Executive Officers as of the end of the year.  The maximum amount of advances outstanding during fiscal 1998 amounted to $3,000,000; $1,100,000; $70,000 and $400,000 for Messrs.
      Alfiero, Montague, Zucco and Byrne, respectively.

(D)   The amounts represent the value of restricted stock awards as of the date of grant.  Dividends on the
      Company's Common Stock are paid currently to the holders of the restricted shares.  At the end of fiscal 1998, the cumulative number of restricted shares of the Company's Common Stock, and related fair market value, held by Messrs. Alfiero, Montague, Johansson, Byrne and McNiel were 319,070 shares - $7,418,378;  8,408 shares - $195,486; 2,026 shares - $47,605; 2,026 shares - $47,105 and
      2,026 shares - $47,105, respectively.

(E)   The Company's contributions to its tax-qualified retirement and 401(k) savings plan were $6,400 for each of Messrs. Alfiero, Montague and Byrne and $5,600 for Mr. McNiel in fiscal 1998.  All such amounts have been included in the "All Other Compensation" column.

(F)   As a supplement to the Company's tax-qualified retirement and 401(k) savings plan, the Named Executive
      Officers participate in one of the Company's non-qualified deferred compensation plans ("Deferred
      Compensation Arrangements").  Amounts allocated in fiscal 1998 under the terms of the Deferred
      Compensation Arrangements amounted to $159,165; $95,398; $40,000; $37,500 and $37,964 for Messrs.
      Alfiero, Montague, Johansson, Zucco and Byrne, respectively.  All such amounts have been included in the "All Other Compensation" column.  The earnings on amounts allocated under the terms of the
      Deferred Compensation Arrangements are equal to the greater of the cumulative investment returns which would be realized if the executive officer's account was 100% invested in the Company's Common Stock
      ("equity based earnings") or in an interest bearing account ("interest based earnings").  The earnings amounts are not deemed to be compensation under the rules of the Securities and Exchange Commission
      (the "SEC"), and therefore are not included in the Summary Compensation Table.


(G)   As a citizen/resident of Sweden, Mr. Johansson participates in a defined contribution pension plan which requires the Company to pay a certain percentage of his compensation to an insured retirement account on his behalf.  The Company also provides for the cost of certain social benefits for Mr.
      Johansson, which is consistent with benefits provided other management level personnel in Sweden.  The total cost to the Company for these retirement and social benefits were approximately $150,000 in fiscal 1998 and such amount is included in the "All Other Compensation" column.

(H)   As a citizen/resident of Italy, Mr. Zucco participates in a statutory defined contribution indemnity plan which requires the Company to allocate a certain percentage of his compensation to a separate unfunded account maintained by the Company on his behalf.  The Company also provides for the cost of certain social benefits for Mr. Zucco, which is consistent with benefits provided other management-
      level personnel in Italy.  The total cost to the Company for these indemnity and social benefits was approximately $78,500 in fiscal 1998 and such amount is included in the "All Other Compensation"
      column.

(I)   Includes amounts deemed to be compensation under the rules of the SEC related to the present value of the premium payments made by the Company for the benefit of certain of the Named Executive Officers under the Company's split-dollar life insurance program.  Such amounts in fiscal 1998 amounted to
      $337,145; $78,943; and $3,500 for Messrs. Alfiero, Montague, and Byrne, respectively.  The premium payments will ultimately be recovered by the Company to the extent of the cash surrender value of the policies.



Option Grants in Last Fiscal Year
---------------------------------

      The following table sets forth information with respect to the named executive officers concerning options granted to each of them during fiscal 1998.
                                                                                  Potential Realizable
                                                                                     Value at Assumed
                                                                                      Annual Rates of
                                                                                  Stock Price Appreciation
                          Individual Grants                                          For Option Term
----------------------------------------------------------------------------  ----------------------------

                  Number of     % of Total
                  Securities     Options
                  Underlying    Granted to
                    Options    Employees in     Exercise Price    Expiration
Name                Granted   Fiscal Year (A)      (Share)           Date         5% (B)           10% (B)
--------------      --------   -------------    --------------    ----------  ------------   --------------


Sal H. Alfiero        42,000       11.8%           $22.26          03/07/07   $    587,993   $    1,490,089
William P. Montague   26,250        7.4%           $22.26          03/07/07   $    367,495   $      931,305
Kurt J. Johansson     21,000        5.9%           $22.26          03/07/07   $    293,996   $      745,044
Giuliano Zucco        21,000        5.9%           $22.26          03/07/07   $    293,996   $      745,044
John J. Byrne         10,500        2.9%           $22.26          03/07/07   $    146,998   $      372,522
Bruce A. McNiel       21,000        5.9%           $22.26          03/07/07   $    293,996   $      745,044

All Shareholders (C)   N/A          N/A             N/A              N/A      $864,148,384   $2,189,921,671


(A)   Options become exercisable in cumulative annual increments of 25% beginning one year from the date of grant; however, options become immediately exercisable in full upon the optionee's disability, retirement or death, or upon a Change in Control of the Company.

(B)   Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 5% and 10% per year over the ten-year term of the grants.  Such assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing 62.9% and 159.4%, respectively, over a ten-year time frame. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price.

(C)   Represents the potential appreciation for all shareholders over a ten-year period, assuming 59.1 million shares outstanding and a closing market price of $23.25 per share at February 27, 1998, and assuming the same annual rates of appreciation of 5% and 10% over the subsequent ten-year period.



Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
---------------------------------------------------------------------------------

      The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1998 and unexercised options held at the end of fiscal 1998.

                                                                                    Value of Securities
                                                       Number of Securities            Underlying
                                                           Underlying                 Unexercised In
                              Shares                  Unexercised Options           The Money Options
                              Acquired                 At Fiscal Year-End         At Fiscal Year-End (A)
                                 On          Value  -------------------------    ------------------------
Name                         Exercise(#)   Realized Exercisable Unexercisable    Exercisable Unexercisable
--------------------         -----------   -------- ----------- -------------    ----------- -------------


Sal H. Alfiero                  --          --      116,551        99,227        $815,674     $440,688

William P. Montague             --          --       82,018        55,815        $707,846     $235,848

Kurt J. Johansson               --          --       63,637        49,045        $489,871     $207,015

Giuliano Zucco                  --          --       23,085        37,401        $159,106     $129,820

John J. Byrne                   --          --       28,204        23,180        $238,690     $100,747

Bruce A. McNiel                 --          --       75,663        49,047        $834,043     $201,946


____________________
(A)   Represents the difference between the closing market value of the Company's Common Stock on February
      27, 1998 ($23.25) and the exercise price of such options.


                             EMPLOYMENT AGREEMENTS


      The Company has employment agreements ("Employment Agreements") with each of the Named Executive Officers. The Employment Agreements for Messrs. Alfiero, Montague and Byrne are dated March 1, 1995 and provide for an initial term of five years, which is automatically extended for an additional 12-month period on each annual anniversary date. The Employment Agreement for Mr. Johansson is dated January 1, 1995 and provides for an initial term of three years, which is automatically extended annually for an additional 12-month term after the initial term. The Employment Agreement for Mr. Zucco is verbal, and includes benefits and provisions in substantially the same manner as provided to Mr. Johansson. An executive officer who is a party to an Employment Agreement is eligible to receive cash bonuses as part of the Company's Executive Bonus Plan (the "Bonus Plan"), and participate in the Company's various other benefit and incentive plans. The Employment Agreements do not provide for a minimum bonus amount.

      The Employment Agreements for Messrs. Alfiero, Montague and Byrne provide that in the event the Company terminates the executive prior to age 61 for any reason other than Cause (as defined), such executive shall be entitled to receive a lump sum severance benefit equal to the greater of two and one-half times the sum of such executive's base salary plus bonus earned for the 12-month period immediately preceding the date of his termination, or five times the executive's then current base salary, in each case including amounts deferred at the option of the executive. In the event of termination after the executive attains age 61, such severance benefit is reduced by 20% per year, beginning at age 61, so that no severance benefit is paid if the executive is terminated at age 65. The Employment Agreements for Messrs. Johansson and Zucco provide that in the event of termination, they shall be entitled to receive a benefit equal to one and one-half times their base salary, payable over an 18-month period, plus a pro rata allocation of the bonus they would have been entitled to receive for the fiscal year had they not been terminated.

      The Employment Agreements further provide for severance benefits upon a "Change in Control" of the Company. The events that trigger a Change in Control under the Employment Agreements include (i) certain consolidations or mergers, (ii) certain sales or transfers of substantially all of the Company's assets, (iii) the approval of the Company's shareholders of a plan of dissolution or liquidation of the Company, (iv) the acquisition of 20% or more of the Company's outstanding Common Stock by certain persons (other than the Company's executive officers and directors, whether individually or as a group) and (v) certain changes in the membership of the Company's Board of Directors. If the executive's employment is terminated within three years of a Change in Control, other than for Cause, he will be entitled to receive a lump sum severance payment equal to three times the average of his total cash compensation during the three-year period immediately preceding his termination, plus medical and life insurance benefits for the rest of his life. The Employment Agreements define such total cash compensation to include amounts deferred at the option of the executive. The payments and benefits payable in the event of a Change in Control are not subject to any limitations that would prevent them from being considered "excess parachute payments" subject to excise tax payments or corporate deduction disallowance under the IRC. Therefore, such lump sum severance payments could require excise tax payments on the part of the executive, and deduction disallowance on the part of the Company. In such instance, the impact of the excise tax payments on the executive would be reimbursed to the executive by the Company, including taxes the executive would incur on the reimbursement itself.

      In addition, upon a termination other than for Cause, or upon retirement and eligibility to receive benefits under the Company's tax-qualified defined contribution plan (the "Retirement Plan"), Messrs. Alfiero, Montague and Byrne will be entitled to receive from the Company an additional benefit computed as if the Retirement Plan was not subject to limits imposed on tax-qualified plans by the IRC or ERISA. Such amounts are included in the amounts accrued for such executive officers under the Deferred Compensation Arrangements, and included under the column entitled "All Other Compensation" in the Summary Compensation Table.

      Messrs. Johansson and Zucco do not participate in the Company's tax-qualified defined contribution plan; however, as provided for in their Employment Agreements, they are participants in the Company's Deferred Compensation Arrangements. The annual allocation to their accounts is equal
to a maximum of 20% of their base salary.   The allocation in any given year
is made only to the extent that the Company's performance is sufficient to allow a bonus award under the terms of the Company's Bonus Plan.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is designed to attract and retain top quality executives and to provide them with both an incentive and a reward for superior performance. The program includes three principal components - base salary, annual bonus opportunities and long-term incentives. The program is administered by the Compensation Committee of the Board of Directors, the members of which are outside Directors who are not employees of the Company.

      The Compensation Committee generally reviews base salary levels for executive officers each year. Salaries are adjusted to the extent the Compensation Committee believes is appropriate, taking into account the executives' and the Company's performance, and other factors the Compensation Committee deems relevant each year. During fiscal 1998, the Compensation Committee reviewed Mr. Alfiero's annual base salary, giving consideration to the period of time since his previous increase (March 1996), their assessment of his commitment to the Company to date, the Company's consolidated earnings and stock market performance, and comparisons of the Company's performance to that of companies within its Peer Group (as hereinafter defined). The Compensation Committee also reviewed the annual base salaries of Messrs. Montague and Byrne as of the same date, giving similar consideration to their assessment of the executives' commitment and the Company's earnings and operating performance. In spite of the Compensation Committee's very favorable assessment of Mr. Alfiero's performance, as well as that of Messrs. Montague and Byrne, it was determined that an increase in their annual base salaries was not appropriate during fiscal 1998. Such decision was based upon the relative performance of the Company's stock in recent times in comparison to that of companies in the Peer Group, as well as in comparison to the performance of companies in the broader S&P MidCap 400 and S&P 500 industry groups. The Compensation Committee determined it appropriate to increase Mr. Johansson's annual base salary by $25,000 (6.7%) during fiscal 1998, giving special consideration to his role in directing the efforts of the Company's Automotive business segment. As part of Mr. Zucco's election as Vice President of the Company at the beginning of fiscal 1998, the Compensation Committee established his annual base salary to be $375,000.

      Annual bonus awards are determined according to the terms of the Company's Bonus Plan, which has been approved by shareholders as "performance-based" in accordance with the rules of the IRC. All of the Company's executive officers participate in this Bonus Plan, which allows them the opportunity to earn a bonus of up to 200% of their base salary if the Company's earnings reach a specified target, as established by the Compensation Committee. No bonus is payable unless the Company achieves its projected earnings target. Further, no bonus is payable if the target is projected to be less than the actual earnings during the prior fiscal year. Under the terms of the Bonus Plan, the Compensation Committee does not have any authority to modify the bonus amounts as computed by the bonus plan formulas.

      Although the Company exceeded its projected earnings per share target for fiscal 1998, Mr. Alfiero, and each of the other executive officers, requested that their bonus awards be limited to 50% of their base salary earned in fiscal 1998. The Compensation Committee accepted such request, and the bonuses were awarded at the 50% level. By comparison, bonuses equal to 100% of base salaries were awarded to the participants in prior years. The net result of the Compensation Committee's decisions for fiscal 1998 is that Mr. Alfiero's total Annual Compensation (Salary, Bonus and Other categories from the Summary Compensation Table) represents a decrease of approximately $550,000 (31%) from the comparable amount earned in fiscal 1997 (a decrease of nearly $1,000,000 (44%) if the special bonus award is considered for fiscal
1997). Corresponding amounts for Messrs. Montague and Byrne reflect a decrease in fiscal 1998 of approximately $300,000 (29%) and $150,000 (28%), respectively.

      As a result of the bonus component of these compensation arrangements, a significant portion of the executive officers' annual cash compensation is directly linked to the operating performance of the Company, which the Compensation Committee believes helps to maximize the individual effort of all executive officers on a consistent basis.

      The Compensation Committee believes periodic grants of incentive stock options to the Company's executives to be appropriate long-term incentive compensation to reward the executives for their efforts to date, and provide an incentive element geared to the long-term growth in the market value of the Company's stock. In the beginning of fiscal 1998, the Compensation Committee determined it appropriate to grant an incentive stock option to Mr. Alfiero to acquire 42,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. The Compensation Committee also determined it appropriate to grant options to the other Named Executive Officers in fiscal 1998 to acquire a total of 78,750 shares of the Company's Common Stock, also at an exercise price equal to the fair market value of the Common Stock at the date of grant.

      The Compensation Committee has reviewed the Annual Compensation of Mr. Alfiero in comparison to the amounts earned by the Chief Executive Officers of the companies included in the Peer Group. Based on this review, the Compensation Committee has determined that Mr. Alfiero's total base salary and bonus in fiscal 1998 is at the 46th percentile in comparison to the compensation earned by each of the Chief Executive Officers of the Peer Group companies (which compares to being at the 83rd percentile in the previous fiscal year). The Compensation Committee also reviewed the Annual Compensation in total for all of the Named Executive Officers of the Company in comparison to the amounts earned by the named executive officers in the Peer Group companies, and found the Company's total of such compensation for fiscal 1998 to also be at the 46th percentile on a comparable basis (also at the 83rd percentile in the previous fiscal year). Such compensation amounts for Mr. Alfiero individually, and in total for the Named Executive Officers as a group, are viewed by the Compensation Committee to be appropriate, for the reasons identified above.

      Federal tax legislation ("IRC 162(m)") limits publicly-held companies such as Mark IV from deducting for tax purposes certain compensation paid to any named executive officer in excess of $1,000,000 annually. The tax deductibility of amounts paid by the Company to its executive officers through fiscal 1998 has not been affected by IRC 162(m), and it is anticipated that the deduction limitations imposed by IRC 162(m) will not significantly impact the Company for several years.

      In summary, the Compensation Committee believes that the compensation program for the Company's executive officers is appropriate and serves the best interests of the Company and its stockholders.


                            COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                           MARK IV INDUSTRIES, INC.



Joseph G. Donohoo                                           Herbert Roth, Jr.



                 PEER GROUP COMPARISONS AND PERFORMANCE GRAPH

      The companies included in the Peer Group are diversified manufacturing companies with whom investment analysts have compared or grouped the Company,and include the following:


-  Cooper Industries, Inc.                -  M.A. Hanna Company
-  Dana Corporation                       -  Illinois Tool Works, Inc.
-  Dover Corporation                      -  Johnson Controls, Inc.
-  Federal Mogul Corporation              -  MascoTech, Inc.
-  First Brands Corporation               -  Parker Hannifin Corporation
-  Gencorp, Inc.                          -  Aeroquip-Vickers, Inc.

     The following graph plots the growth in value of an initial $100 investment, with dividends reinvested, over the five-year period ended on February 28, 1998, the end of the Company's most recent fiscal year. The graph compares the performance of the Company's Common Stock to the performance of the equity securities of the companies in the Peer Group. The Peer Group's performance has been weighted based upon the relative market capitalization of the Peer Group companies over the same five-year period ended February 28, 1998.

     The graph also compares the performance of the Company's Common Stock to the performance of the companies included in the S&P Midcap 400 Index and the S&P 500 Index over the same five-year period ended February 28, 1998. The S&P Midcap 400 Index, which includes the Common Stock of the Company, is an aggregate measure of the performance of the equity securities of 400 companies with market capitalization in the range of $200 million to $14.4 billion. The average market capitalization of companies in the S&P Midcap 400 Index is approximately $2.5 billion, in comparison to the Company's market capitalization of approximately $1.5 billion at February 28, 1998, which makes it an appropriate broad-based market performance comparison for the Company. The S&P 500 Index, which does not include the Common Stock of the Company, is an aggregate measure of the performance of the equity securities of 500 companies chosen for market size, liquidity and industry group representation. The companies included in the S&P 500 Index have a market capitalization in the range of $483 million to $282 billion, and an average market capitalization of approximately $17.3 billion. The S&P 500 Index has been included as a comparison since it tends to be a very common overall measure of the stock market's performance followed by institutional and individual investors.


                     COMPARATIVE CUMULATIVE TOTAL RETURNS


                  1993      1994    1995    1996    1997    1998

Mark IV           $100      $114    $124    $131    $161    $170

Peer Group        $100      $118    $114    $147    $177    $261

S&P Midcap 400    $100      $115    $117    $151    $177    $241

S&P 500           $100      $108    $116    $157    $198    $267

                           COMPENSATION OF DIRECTORS

      Directors who are not also executive officers of the Company receive an annual retainer for their services and participate in a bonus plan which is separate from the Bonus Plan in which the Company's executive officers participate. The annual retainer paid to each of Messrs. Donohoo, Roth, and Arrison was $34,500 in fiscal 1998. The Company also made incentive awards under its bonus plan of $17,250 each to Messrs. Donohoo, Roth and Arrison in fiscal 1998. Directors who are also executive officers of the Company do not receive any additional compensation for their services as Directors. Directors do not receive any additional compensation for their services as a member of any committee of the Board of Directors.

      The Company's Non-Qualified Deferred Compensation Plan for Non-Employee Directors of the Company (the "Directors' Deferred Compensation Plan") allows the non-employee Directors of the Company to elect to defer receipt of up to 100% of their annual retainer and/or bonus for a pre-determined, fixed period of time. The earnings on such deferred amounts are equal to the greater of the cumulative investment returns which would be realized if the Director's account was simultaneously invested in the Company's Common Stock and a savings account bearing interest at a rate equal to 120% of the Applicable Federal Rate.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended February 28, 1998.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of May 19, 1998 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, each Director, each Named Executive Officer in the Summary Compensation Table, and all Executive Officers and Directors as a group.

                                             Number of                Percent
          Name                               Shares(1)                of Class
         ------                              ---------                --------

Sal H. Alfiero .................             4,449,962  (2)             7.5%
William P. Montague.............               799,238  (3)             1.3%
Gerald S. Lippes................             1,629,967  (4)             2.7%
Clement R. Arrison..............             1,490,396  (5)             2.5%
Joseph G. Donohoo...............                12,158  (6)              *
Herbert Roth, Jr................                20,103  (7)              *
Kurt J. Johansson...............                75,845  (8)              *
Giuliano Zucco..................                31,783  (9)              *
John J. Byrne...................                94,461 (10)              *
All Executive Officers and
 Directors as a Group
 (15 persons)...................             8,895,814 (11)            14.9%
FMR Corporation.................             4,972,864 (12)             8.4%
New York Life Insurance Company.             3,991,797 (13)             6.7%
Lazard Freres & Co. LLC.........             3,696,826 (14)             6.2%
______________
*  Less than 1%

(1) Except as otherwise indicated in the following footnotes, each person listed in the table has both sole voting and sole investment power with respect to the number of shares of Common Stock set forth opposite his name. Messrs. Alfiero, Montague and Lippes, each of whom is an executive officer of the Company, have the right to direct the Trustee of the Company's Master Defined Benefit Pension Plan (the "Plan") with respect to the investment by the Trustee in shares of the Company's Common Stock and voting of the shares of the Company's Common Stock owned by such Plan. As of May 19, 1998, the Plan owned 2,018,222 shares of the Company's Common Stock (3.4% of the total number of shares outstanding). Such executive officers are not participants in the Plan and disclaim any beneficial ownership in the shares, and the shares have not been included in the amounts listed in this table.

(2) Includes 319,070 restricted shares of Common Stock issued to Mr. Alfiero under the Mark IV Industries, Inc. 1992 Restricted Stock Plan (the "Restricted Plan"), as well as 142,246 shares of Common Stock issuable under currently exercisable options granted under the Company's Incentive Stock Option Plans (the "Option Plans"). Also includes 16,235 shares of Common Stock allocated to Mr. Alfiero's self-directed accounts in the Company's retirement and 401(k) savings plan. Does not include 24,764 shares of Common Stock owned by the Alfiero Family Charitable Foundation of which Mr. Alfiero is one of four directors and for which he disclaims beneficial ownership. Also does not include 319,923 derivative shares of the Company's Common Stock, which represent the $7,398,219 total value of Mr. Alfiero's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.

(3) Includes 8,409 restricted shares of Common Stock issued to Mr. Montague under the Restricted Plan, as well as 91,620 shares of Common Stock issuable under currently exercisable options granted pursuant to the Option Plans. Also includes 6,729 shares of Common Stock allocated to Mr. Montague's self-directed accounts in the Company's retirement and 401(k) savings plan. Does not include 21,876 shares of Common Stock owned by the Montague Family Charitable Foundation of which Mr. Montague is one of four directors and for which he disclaims beneficial ownership. Also does not include 151,648 derivative shares of the Company's Common Stock, which represent the $3,506,860 total value of Mr. Montague's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.


(4) Includes 6,382 restricted shares of Common Stock issued to Mr. Lippes under the Restricted Plan, as well as 71,771 shares of Common Stock issuable under currently exercisable options granted pursuant to the Option Plans. Does not include 62,667 shares of Common Stock owned by the Lippes Family Charitable Foundation of which Mr. Lippes is one of four directors and for which he disclaims beneficial ownership. Also does not include 96,337 derivative shares of the Company's Common Stock, which represent the $2,227,793 total value of Mr. Lippes' account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.


(5) Does not include 115,766 shares of Common Stock owned by the Arrison Family Charitable Foundation of which Mr. Arrison is one of four directors and for which he disclaims beneficial ownership.


(6) Includes 1,658 shares of Common Stock held by The Gibson Group, Inc. Pension Fund, of which Mr. Donohoo is a trustee and has voting power. Does not include 12,177 derivative shares of the Company's Common Stock, which represent the $281,593 total value of Mr. Donohoo's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.


(7) Does not include 12,305 derivative shares of the Company's Common Stock, which represent the $284,553 total value of Mr. Roth's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.


(8) Includes 2,027 restricted shares of Common Stock issued to Mr. Johansson under the Restricted Plan, as well as 73,161 shares of Common Stock issuable under currently exercisable options granted pursuant to the Option Plans. Does not include 13,497 derivative shares of the Company's Common Stock, which represent the $312,118 total value of Mr. Johansson's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.

(9) Includes 31,783 shares of Common Stock issuable under currently exercisable options granted to Mr. Zucco pursuant to the Option Plans. Does not include 20,766 derivative shares of the Company's Common Stock, which represent the $480,214 total value of Mr. Zucco's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.

(10) Includes 2,027 restricted shares of Common Stock issued to Mr. Byrne under the Restricted Plan, as well as 32,348 shares of Common Stock issuable under currently exercisable options granted pursuant to the Option Plans. Also includes 3,725 shares of Common Stock allocated to Mr. Byrne's self-directed accounts in the Company's retirement and 401(k) savings plan. Does not include 51,449 derivative shares of the Company's Common Stock, which represent the $1,189,758 total value of Mr. Byrne's account balance in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.

(11) Includes 341,969 restricted shares of Common Stock issued to the group under the Restricted Plan, as well as 561,964 shares of Common Stock issuable under currently exercisable options granted pursuant to the Option Plans. Also includes 37,357 shares of Common Stock allocated to the officers' self directed accounts in the Company's retirement and 401(k) savings plan. Does not include 889,864 derivative shares of the Company's Common Stock (1.5% of the total number of shares outstanding), which represents the $20,578,105 total value of the group's account balances in the Company's Deferred Compensation Arrangements, as discussed in Notes A and F to the Summary Compensation Table.

(12) Based on information set forth in a statement on Schedule 13-G filed with the SEC by FMR Corporation ("FMR") on February 10, 1998, FMR held on behalf of itself 4,972,865 shares of the Company's Common Stock, through its subsidiaries Fidelity Management Research Company (4,923,492 shares) and Fidelity Management Trust Company (49,373 shares). The stated business address of FMR is 82 Devonshire Street, Boston, MA 02109.

(13) Based on information set forth in a statement on Schedule 13-G filed with the SEC by MacKay-Shields Financial Corporation ("MSFC") on behalf of itself and its parent, New York Life Insurance Company ("NYLIC") on February 13, 1998, MSFC and NYLIC held shared voting and dispositive power for 3,991,797 shares of the Company's Common Stock. The stated business address of MSFC and NYLIC is 9 West 57th Street, New York, NY 10019.

(14) Based on information set forth in a statement on Schedule 13-G filed with the SEC by Lazard Freres & Co. LLC ("Lazard") on February 13, 1998, Lazard held on behalf of itself shared voting and dispositive power for 3,696,826 shares of the Company's common Stock. The stated business address of Lazard is 30 Rockefeller Plaza, New York, NY 10020.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The firm of Lippes, Silverstein, Mathias & Wexler LLP, of which Mr. Lippes, Secretary, a Director and General Counsel of the Company, is a partner, serves as counsel to the Company. During fiscal 1998, such firm received approximately $2,000,000 for legal services rendered to the Company.


                                 OTHER MATTERS

      The Company's management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

                               OTHER INFORMATION

      Coopers & Lybrand L.L.P. has been selected as the independent auditors for the Company's current fiscal year and has been the Company's independent auditors for its most recent fiscal year ended February 28, 1998. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the 1998 Annual Meeting of Stockholders. Such representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions.


      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1998, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Mark IV Industries, Inc., P.O. Box 810, Amherst, New York 14226-0810,
Attention: Investor Relations. Each such request must set forth a good faith representation that, as of May 27, 1998, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Stockholders.


                         1999 STOCKHOLDERS' PROPOSALS

      Proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company by February 2, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

      The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.

                                                GERALD S. LIPPES
                                                Secretary
Dated:  May 29, 1998

_____________________________________________________________________
      STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. STOCKHOLDERS MAY NEVERTHELESS VOTE IN PERSON IF THEY DO ATTEND.


                                   P R O X Y

                           MARK IV INDUSTRIES, INC.
       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 21, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints SAL H. ALFIERO, WILLIAM P. MONTAGUE and GERALD S. LIPPES and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of MARK IV INDUSTRIES, INC. to be held at the Buffalo Marriott, 1340 Millersport Highway, Amherst, New York, 14226, on Tuesday, July 21, 1998 at 11:00 A.M. local time, and any adjournment(s) thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

1.    For Class II Director - Gerald S. Lippes

            __ FOR            __ WITHHOLD AUTHORITY

2.    For Class II Director - Herbert Roth, Jr.

            __ FOR            __ WITHHOLD AUTHORITY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

                                    Dated:_______________________, 1998

                                    ____________________________________
                                                 Signature
                                    ____________________________________
                                      Second Signature if held jointly

                                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.